For further Information:

At the Company: Ron Santarosa 805-322-9333	At PondelWilkinson: Angie Yang 310-279-5980	Corporate Headquarters Address: 3027 Townsgate Road, Suite 300 Westlake Village, CA 91361

For Immediate Release

FIRST CALIFORNIA REVISES 2009 FIRST QUARTER FINANCIAL RESULTS

— Company Provides Outlook for 2009 Second Quarter —

WESTLAKE VILLAGE, Calif., June 19, 2009 – First California Financial Group, Inc. (Nasdaq:FCAL), the holding company of First California Bank, today reported revised financial results for the first three months of 2009 ended March 31, reflecting higher levels of provisioning for loan losses, which contributed to a net loss for the quarter. The company also provided limited guidance for the current second quarter and said it expects to be profitable for the full year of 2009.

Summary of Revisions to 2009 First Quarter Financial Results:

¡	The company added $4.0 million to its 2009 first quarter loan loss provision for a total provision of $5.1 million for the three-month period.

¡

Net charge-offs increased by $1.6 million, totaling $1.8 million for the three months ended March 31, 2009; this resulted in a $1.4 million reduction in nonaccrual loans to $8.4 million as of March 31, 2009.

¡	These actions boosted First California’s allowance for loan losses to 1.26% of total loans at March 31, 2009 from 1.00% as previously reported.

¡

Nonaccrual loans and loans past due 90 days and accruing declined to $8.4 million from $9.9 million; as a percentage of loans outstanding, nonaccrual loans and loans past due 90 days narrowed to 0.9% from 1.1%.

¡	Foreclosed property – real and personal – remained unchanged at $1.1 million.

¡

As a result of the additional provision, First California incurred a net loss of $1.9 million, or $0.18 per common share, for the 2009 first quarter, versus previously reported net income of $413,000, equal to $0.02 per diluted share.

¡	Notwithstanding the revisions, First California remains well capitalized; as of March 31, 2009, the total risk-based capital ratio was 11.56% for the bank and 12.73% for the holding company.

“The revisions to the company’s financial results were made to recognize the ongoing challenges of the broader economy and its impact on our customer base,” said C. G. Kum, president and chief executive officer. “The strengthened allowance for loan losses combined with the recent addition of a highly qualified chief credit officer have positioned us better to navigate through the challenging economy.”

Revised financial results, including a complete balance sheet and income statement, along with a reconciliation of the revisions made to the company’s 2009 first quarter results, are attached herewith. As the company’s consolidated financial statements for the first three months of 2009 are now complete, management currently anticipates that its quarterly report on Form 10-Q for the period will be filed soon.

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First California Financial Group, Inc. 2 – 2 – 2	NASDAQ: FCAL

Outlook for 2009 Second Quarter Financial Results:

¡	Management anticipates recording a provision for loan losses of approximately $1.0 million.

¡	Net charge-offs are expected to be approximately $500,000.

¡

One property that served as collateral for a $5.7 million loan on non-accrual status as of March 31, 2009 was foreclosed upon without the need for charge-off and is now recorded as other real estate owned; other real estate owned at June 30 is expected to consist of two properties at a total value of $6.8 million.

¡

One real estate construction loan in the amount of $22 million migrated to non-accrual status during the 2009 second quarter; management noted that the project is complete and represents the largest loan in the company’s construction portfolio; no charge-off was taken on this loan.

¡	Nonaccrual loans and loans past due 90 days and accruing are expected to reach $28 million at the end of the quarter, equal to approximately 3% of total loans.

Kum concluded: “The increased levels of provisioning and charge-offs in the first quarter of 2009 and as anticipated in the guidance for the second quarter demonstrate our commitment to maintaining a strong balance sheet. Notwithstanding the challenges of the current economy, we are pleased with our strong capital position and the relative health of our loan portfolio.”

This outlook represents management’s best estimates based on a number of assumptions that are believed to be reasonable given the most current information available. Many risks and uncertainties may cause actual results to differ materially from the company’s guidance. Management further noted that this outlook is not an indication of a change in practice with regards to providing guidance in future periods.

About First California

First California Financial Group, Inc. (Nasdaq:FCAL) is the holding company of First California Bank. Celebrating 30 years of business in 2009, First California is a regional force of strength and stability in Southern California banking. With assets of $1.46 billion and led by an experienced team of bankers, the company is one of the strongest capitalized financial institutions in the region. The bank specializes in serving the comprehensive financial needs of the commercial market, particularly small- and middle-sized businesses, professional firms and commercial real estate development and construction companies. Committed to providing the best client service available in its markets, First California offers a full line of quality commercial banking products through 18 full-service branch offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego and Ventura counties. The holding company’s website can be accessed at www.fcalgroup.com. For additional information on First California Bank’s products and services, visit www.fcbank.com.

Forward Looking Information

This press release contains certain forward-looking information about First California that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to the timing of the company’s filing its Form 10-Q for the period ended March 31, 2009, the company’s outlook for its 2009 second quarter, whether the company has taken the appropriate actions to fully address current trends in the loan portfolio, the asset quality trends in the second half of 2009 and the company’s expectation to be profitable for the full year of 2009. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, revenues are lower than expected, credit quality deterioration which could cause an increase in the provision for credit losses,

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First California Financial Group, Inc. 3 – 3 – 3	NASDAQ: FCAL

First California’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all, changes in consumer spending, borrowing and savings habits, technological changes, the cost of additional capital is more than expected, a change in the interest rate environment reduces interest margins, asset/liability repricing risks and liquidity risks, general economic conditions, particularly those affecting real estate values, either nationally or in the market areas in which First California does or anticipates doing business, including the possibility of a U.S. recession, a slowdown in construction activity, recent volatility in the credit or equity markets and its effect on the general economy, loan delinquency rates, the ability of First California and First California Bank to retain customers, demographic changes, demand for the products or services of First California and First California Bank, as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, and other factors. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First California’s results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled “Risk Factors” in First California’s Annual Report on Form 10-K and any other reports filed by it with the Securities and Exchange Commission (“SEC”). The documents filed by First California with the SEC may be obtained at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from First California by directing a request to: First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361. Attention: Investor Relations. Telephone (805) 322-9655.

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(Financial Tables Follow)

First California Financial Group

Unaudited Quarterly Financial Results

(in thousands except for share data and ratios) As of or for the quarter ended	31-Mar-09	31-Dec-08	30-Sep-08	30-Jun-08	31-Mar-08
Income statement summary
Net interest income	$10,670	$9,836	$10,348	$10,335	$10,263
Service charges, fees & other income	1,235	1,146	1,043	903	818
Loan commissions & sales	9	69	143	185	54
Operating expenses	10,401	9,398	8,041	8,460	8,016
Provision for loan losses	5,069	200	300	200	450
Amortization of intangible assets	376	298	298	297	298
Gain (loss) on sale of securities	671	(9)	(13)	—	—
Gain (loss) on derivatives	—	186	(1)	(367)	1,225

Income (loss) before tax	(3,261)	1,332	2,881	2,099	3,596
Tax expense (benefit)	(1,383)	200	1,120	815	1,407

Net income (loss)	$(1,878)	$1,132	$1,761	$1,284	$2,189

Balance sheet data
Total assets	$1,458,841	$1,183,401	$1,125,294	$1,125,096	$1,134,507
Shareholders' equity	158,181	158,923	136,680	136,229	138,256
Common shareholders' equity	134,355	133,553	135,680	135,229	137,256
Earning assets	1,285,060	1,057,198	994,212	991,740	1,005,653
Loans	897,723	787,920	783,496	773,544	754,419
Loans—held for sale	31,309	31,401	—	—	23,927
Securities	271,743	202,462	209,736	217,896	227,032
Federal funds sold & other	84,285	35,415	980	300	275
Interest-bearing funds	1,005,012	822,285	784,452	790,202	794,225
Interest-bearing deposits	815,799	628,584	563,244	566,664	540,919
Borrowings	162,500	167,000	194,520	196,863	226,644
Junior subordinated debt	26,713	26,701	26,688	26,675	26,662
Goodwill and other intangibles	73,545	58,551	58,848	59,146	59,444
Deposits	1,103,578	817,595	757,765	754,115	729,819

Asset quality data and ratios
Loans past due 30 to 89 days and accruing	$6,395	$2,644	$6,560	$1,502	$4,646
Loans past due 90 days and accruing	65	429	947	1,081	1,480
Nonaccruing loans	8,380	8,475	8,636	6,627	5,720

Total past due and nonaccrual loans	$14,840	$11,548	$16,143	$9,210	$11,846

Repossessed personal property	$76	$107	$154	$154	$161
Other real estate owned	993	220	120	—	—

Total foreclosed property	$1,069	$327	$274	$154	$161

Net loan charge-offs	$1,842	$151	$194	$15	$570
Allowance for loan losses	$11,275	$8,048	$7,999	$7,894	$7,708
Allowance for loan losses to loans	1.26%	1.02%	1.02%	1.02%	1.02%

Common shareholder data
Basic earnings (loss) per common share	$(0.18)	$0.10	$0.15	$0.11	$0.19
Diluted earnings (loss) per common share	$(0.18)	$0.10	$0.15	$0.11	$0.19
Book value per common share	$11.55	$11.65	$11.84	$11.78	$11.95
Tangible book value per common share	$5.23	$6.54	$6.71	$6.62	$6.77
Shares outstanding	11,633,288	11,462,964	11,456,464	11,477,086	11,485,220
Basic weighted average shares	11,527,628	11,436,152	11,466,375	11,480,271	11,484,749
Diluted weighted average shares	11,813,629	11,727,614	11,744,823	11,756,817	11,757,532

Selected ratios
Return on average assets	-0.55%	0.39%	0.63%	0.46%	0.80%
Return on average equity	-4.76%	3.22%	5.14%	3.72%	6.47%
Equity to assets	10.84%	13.43%	12.15%	12.11%	12.19%
Tangible equity to tangible assets	6.11%	8.92%	7.29%	7.23%	7.33%
Tangible common equity to tangible assets	4.39%	6.67%	7.20%	7.14%	7.24%
Efficiency ratio	87.30%	83.63%	69.72%	76.52%	64.85%
Net interest margin (tax equivalent)	3.60%	3.90%	4.17%	4.17%	4.14%
Total risk-based capital ratio:
First California Bank	11.56%	12.27%	12.89%	12.59%	12.15%
First California Financial Group, Inc.	12.73%	16.62%	14.01%	13.81%	13.46%

First California Financial Group

Unaudited Quarterly Financial Results

(in thousands except for share data and ratios) As of or for the quarter ended	Originally Reported 31-Mar-09	Adjustments	Final 31-Mar-09
Income statement summary
Net interest income	$10,670	$—	$10,670
Service charges, fees & other income	1,235	—	1,235
Loan commissions & sales	9	—	9
Operating expenses	10,401	—	10,401
Provision for loan losses	1,115	3,954	5,069
Amortization of intangible assets	376	—	376
Gain (loss) on sale of securities	671	—	671
Gain (loss) on derivatives	—	—	—

Income (loss) before tax	693	3,954	(3,261)
Tax expense (benefit)	280	(1,663)	(1,383)

Net income (loss)	$413	$2,291	$(1,878)

Balance sheet data
Total assets	$1,466,661	$(7,820)	$1,458,841
Shareholders’ equity	160,472	(2,291)	158,181
Common shareholders’ equity	136,646	(2,291)	134,355
Earning assets	1,286,713	(1,653)	1,285,060
Loans	899,376	(1,653)	897,723
Loans—held for sale	31,309	—	31,309
Securities	271,743	—	271,743
Federal funds sold & other	84,285	—	84,285
Interest-bearing funds	1,005,012	—	1,005,012
Interest-bearing deposits	815,799	—	815,799
Borrowings	162,500	—	162,500
Junior subordinated debt	26,713	—	26,713
Goodwill and other intangibles	73,545	—	73,545
Deposits	1,103,578	—	1,103,578

Asset quality data and ratios
Loans past due 30 to 89 days and accruing	$6,395	$—	$6,395
Loans past due 90 days and accruing	65	—	65
Nonaccruing loans	9,791	(1,411)	8,380

Total past due and nonaccrual loans	$16,251	$(1,411)	$14,840

Repossessed personal property	$76	$—	$76
Other real estate owned	993	—	993

Total foreclosed property	$1,069	$—	$1,069

Net loan charge-offs	$189	$1,653	$1,842
Allowance for loan losses	$8,974	$2,301	$11,275
Allowance for loan losses to loans	1.00%	0.26%	1.26%

Common shareholder data
Basic earnings (loss) per common share	$0.02	$(0.20)	$(0.18)
Diluted earnings (loss) per common share	$0.02	$(0.20)	$(0.18)
Book value per common share	$11.75	$(0.20)	$11.55
Tangible book value per common share	$5.42	$(0.19)	$5.23
Shares outstanding	11,633,288	—	11,633,288
Basic weighted average shares	11,527,628	—	11,527,628
Diluted weighted average shares	11,813,629	—	11,813,629

Selected ratios
Return on average assets	0.12%	-0.67%	-0.55%
Return on average equity	1.05%	-5.81%	-4.76%
Equity to assets	10.94%	-0.13%	10.81%
Tangible equity to tangible assets	6.24%	-0.15%	6.09%
Tangible common equity to tangible assets	4.53%	-0.15%	4.38%
Efficiency ratio	87.30%	0.00%	87.30%
Net interest margin (tax equivalent)	3.68%	-0.08%	3.60%
Total risk-based capital ratio:
First California Bank	11.79%	-0.23%	11.56%
First California Financial Group, Inc.	13.84%	-1.11%	12.73%

First California Financial Group

Unaudited Quarterly Financial Results

	For the Quarter Ended March 31,
	2009	2008
(in thousands, except per share data)
Interest income:
Interest and fees on loans	$12,427	$13,823
Interest on securities	3,597	3,070
Interest on federal funds sold and interest bearing deposits	55	12

Total interest income	16,079	16,905

Interest expense:
Interest on deposits	3,367	4,249
Interest on borrowings	1,555	1,954
Interest on junior subordinated debentures	487	439

Total interest expense	5,409	6,642

Net interest income before provision for loan losses	10,670	10,263
Provision for loan losses	5,069	450

Net interest income after provision for loan losses	5,601	9,813

Noninterest income:
Service charges on deposit accounts	1,050	517
Loan sales and commissions	9	54
Net gain on sale of securities	671	—
Net gain on derivatives	—	1,225
Other income	185	362

Total noninterest income	1,915	2,158

Noninterest expense:
Salaries and employee benefits	5,658	4,567
Premises and equipment	1,533	1,128
Data processing	471	387
Legal, audit, and other professional services	620	368
Printing, stationary, and supplies	192	151
Telephone	263	138
Directors’ fees	115	96
Advertising, marketing and business development	456	259
Postage	55	62
Insurance and assessments	309	297
Amortization of intangible assets	376	298
Other expenses	729	624

Total noninterest expense	10,777	8,375

Income (loss) before provision for income taxes	(3,261)	3,596
Provision (benefit) for income taxes	(1,383)	1,407

Net income (loss)	$(1,878)	$2,189

Earnings (loss) per share:
Basic	$(0.18)	$0.19
Diluted	$(0.18)	$0.19

First California Financial Group

Unaudited Quarterly Financial Results

(in thousands)	March 31, 2009	December 31, 2008
Cash and due from banks	$48,773	$13,712
Federal funds sold	84,285	35,415
Securities available-for-sale, at fair value	271,743	202,462
Loans held for sale	31,309	31,401
Loans, net	886,448	780,373
Premises and equipment, net	20,583	20,693
Goodwill	60,705	50,098
Other intangibles, net	12,840	8,452
Deferred tax assets, net	3,596	2,572
Cash surrender value of life insurance	11,461	11,355
Accrued interest receivable and other assets	27,098	21,512

Total assets	$1,458,841	$1,178,045

Non-interest checking	$287,779	$189,011
Interest checking	81,670	22,577
Money market and savings	254,583	198,606
Certificates of deposit, under $100,000	207,451	191,888
Certificates of deposit, $100,000 and over	272,095	215,513

Total deposits	1,103,578	817,595

Securities sold under agreements to repurchase	45,000	45,000
Federal Home Loan Bank advances	117,500	122,000
Junior subordinated debentures	26,713	26,701
Accrued interest payable and other liabilities	7,869	7,826

Total liabilities	1,300,660	1,019,122

Total shareholders’ equity	158,181	158,923

Total liabilities and shareholders’ equity	$1,458,841	$1,178,045